Exhibit 10.10

EXECUTION COPY

AMENDMENT NO.5 TO AMENDED AND RESTATED
CONSTRUCTION AND TERM LOAN AGREEMENT

        This AMENDMENT NO. 5 TO AMENDED AND RESTATED CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of August 23, 2000 (this “Amendment”), is made by and among (i) WESTMORELAND-LG&E PARTNERS, a Virginia general partnership, as Borrower, (ii) CREDIT SUISSE FIRST BOSTON, NIB CAPITAL BANK N.V., THE BANK OF NOVA SCOTIA, THE SUMITOMO BANK, LIMITED, New York Branch, THE SANWA BANK LIMITED, UNION BANK, THE FUJI BANK LIMITED, New York Branch, CREDIT LYONNAIS, New York Branch, CREDIT LYONNAIS, Cayman Island Branch, LANDESBANK HESSEN-THURINGEN GIROZENTRALE and each Purchasing Lender, as Lenders, (iii) THE PRUDENTIAL INSURANCE COMPANY OF AMERICA as Institutional Lender and as Institutional Agent (together with its successors in each such capacity) and each Purchasing Institutional Lender, (iv) CREDIT SUISSE FIRST BOSTON, New York Branch, as the Issuing Bank, (together with its successors in each such capacity) (v) CREDIT SUISSE FIRST BOSTON, NIB CAPITAL BANK N.V., THE BANK OF NOVA SCOTIA and THE SUMITOMO BANK, LIMITED, New York Branch, as Co-Agents (together with their successors in such capacity) and (vi) CREDIT SUISSE FIRST BOSTON, as Agent for the Lenders, the Institutional Lenders and the Issuing Bank (together with its successors in such capacity).

W I T N E S S E T H :

        WHEREAS, the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993 as amended by Amendment No. 1 dated as of November 4, 1994, Amendment No. 2 dated as of December 30, 1994, Amendment No. 3 dated as of January 31, 1995, Amendment No. 4 dated as of October 19, 1995 each among Borrower, the Lenders, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent and the letter agreement, dated July 20, 1999, from Credit Suisse First Boston as Agent, as Issuing Bank, as Co-Agent and as Securities Intermediary, and acknowledged and agreed to by the Borrower, the Lenders, the Institutional Lenders and the Institutional Agent (the “Credit Agreement”) sets forth, among other things, the terms and conditions upon which the Lenders and the Institutional Lenders are willing to make available to Borrower certain Loans and Institutional Loans (unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (including Exhibit X thereto) shall have the meanings indicated therein); and

        WHEREAS, Borrower, the Lenders, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent desire to amend the Credit Agreement as provided herein;

        NOW, THEREFORE, it is agreed:

        Section 1. .   Amendments. Subject to the limitations contained in Section 2 hereof, Exhibit X of the Credit Agreement is hereby amended as follows:

        (a)     The definition of “Lime Supplier” is hereby amended by inserting the words “Global Stone” immediately before the word “Chemstone” therein.

        (b)     The definition of “Rova I Lime Supply Agreement” is amended and restated in its entirety as follows:

““Rova I Lime Supply Agreement” means the Agreement between Westmoreland-LG&E Partners and Global Stone Chemstone Corporation for the Sale and Purchase of Lime, Roanoke Valley I, dated as of August 23, 2000, between Borrower and Lime Supplier, and any renewal or replacement thereof entered into pursuant to Section 6.18 of the Credit Agreement, in each case, as amended, modified or supplemented from time to time.”

        (c)     The definition of “Rova II Lime Supply Agreement” is amended and restated in its entirety as follows:

““Rova II Lime Supply Agreement” means the Agreement between Westmoreland-LG&E Partners and Global Stone Chemstone Corporation for the Sale and Purchase of Lime, Roanoke Valley II, dated as of August 23, 2000, between Borrower and Lime Supplier, and any renewal or replacement thereof entered into pursuant to Section 6.18 of the Credit Agreement, in each case, as amended, modified or supplemented from time to time.”

        Section 2.   Limitation. Except as expressly stated herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. This Amendment shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement.

        Section 3.   Credit Agreement References. On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Credit Agreement by the words “thereunder”, “thereof’ or words of like import in any Project Document, Loan Instrument or other document executed in connection with the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified by this Amendment.

        Section 4.   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and all future parties to the Credit Agreement.

        Section 5.   Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be original, with the same effect as if the signatures hereto and thereto were upon the same instrument. This Amendment shall become effective upon the execution of a counterpart by each of Borrower, Agent and the Lenders and Institutional Lenders representing the Majority Lenders.

        Section 6.   Governing Law. This Amendment shall for all purposes be considered a Loan Instrument and shall be governed by; construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflict of laws (except for Section 5-1401 of the General Obligations Law of the State of New York).

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment through their duly authorized representatives as of date first written above.

WESTMORELAND — LG&E PARTNERS, as Borrower

By:	WESTMORELAND-ROANOKE VALLEY, L.P., as general partner

By:	WEI-- ROANOKE VALLEY, INC., as general partner

By:	/s/ Gregory S. Woods Name: Mr. Gregory S. Woods Title: Executive Vice President

By:	LG&E ROANOKE VALLEY L.P., as general partner

By:	LG&E POWER 16 INCORPORATED, as general partner

By:	/s/ C. A. Markel Name: Charles A. Markel Title: Vice President And Treasurer

CREDIT SUISSE FIRST BOSTON, as Agent, Co-Agent, Lender and Issuing Bank

By:	/s/ p.p. Hughes Name: Stephen Hughes Title: Asst. Vice President

By:	/s/ p.p. Naval Name: Pilarcita V. Naval Title: Associate

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Institutional Agent and Institutional Lender

By:	/s/ Ric E. Abel Name: Ric E. Abel Title: Vice President

THE BANK OF NOVA SCOTIA, as Co-Agent and Lender

By:	/s/ B. Portis Name: B. Portis Title: Director

CREDIT LYONNAIS, Cayman Island Branch, as Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: Senior Vice President

CREDIT LYONNAIS, New York Branch, As Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: Senior Vice President

THE FUJI BANK LIMITED, New York Branch, as Lender

By:	/s/ Thomas W. Boylan Name: Thomas W. Boylan Title: Vice President & Team Leader

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Lender

By:	___________________________________ Name: Title:

NIB CAPITAL BANK N.V., as Co-Agent and Lender

By:	/s/ Dennis van Alphen Name: Dennis van Alphen Title: Vice President

By:	/s/ Bas Kolenburg Name: Bas Kolenburg Title: Vice President

THE SANWA BANK LIMITED, as Lender

By:	/s/ Ken Nakahira Name: Ken Nakahira Title: Vice President

THE SUMITOMO BANK, LIMITED, New York Branch, as Co-Agent and Lender

By:	/s/ Hiroyuki Obata Name: Hiroyuki Obata Title: General Manager

UNION BANK, as Lender

By:	___________________________________ Name: Title: